Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  August 16, 2011

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	001-13992	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Issuer’s Telephone Number, Including Area Code)

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 11, 2011, we held our Annual Meeting of Stockholders of Rick's Cabaret International, Inc. at 410 N. Sam Houston Parkway (Beltway 8 at Imperial Valley),  Houston, Texas 77060, for the following purposes:

(1) To elect six directors, including Eric S. Langan, Travis Reese, Robert L. Watters, Steven L. Jenkins, Luke Lirot and Nour-Dean Anakar;

(2) To ratify the appointment of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2011;

(3) To approve the 2010 Stock Option Plan;

(3) To approve a non-binding advisory resolution on executive compensation;

(4) To vote on whether the advisory votes on executive compensation should occur every one, two or three years; and

(5) To transact such other business as may properly come before the meeting.

Based on the votes received in person and by proxy, all of the above named director nominees were elected, the appointment of Whitley Penn LLP was ratified, the 2010 Stock Option Plan was approved, the non-binding advisory resolution on executive compensation was approved and the stockholders voted to have the advisory votes on executive compensation occur every three years.  The exact results of the stockholder vote are as follows:

Total Shares of Common Stock Outstanding
as of the Record Date, June 20, 2011:	9,887,302

Total Voting Shares Present Either by Proxy
or in Person of Common Stock:	8,699,102

Item 1:	Election of Directors

	FOR	WITHHELD
Eric S. Langan	3,021,920	994,727
Robert L. Watters	2,716,408	1,300,239
Steven L. Jenkins	3,523,794	492,853
Travis Reese	3,021,185	995,462
Luke Lirot	3,828,454	188,193
Nour-Dean Anakar	3,827,279	189,368

Additionally, there was a total of 4,668,172 broker non-votes for the election of directors.

Item 2:	Ratification of appointment of Whitley Penn LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2011

Votes for:	8,558,109
Votes against:	105,590
Votes abstained:	21,120

Item 3:	Approval of the 2010 Stock Option Plan

Votes for:	3,875,118
Votes against:	109,299
Votes abstained:	32,230

Additionally, there was a total of 4,668,172 broker non-votes for approval of the 2010 Stock Option Plan.

Item 4:	Approval of a non-binding advisory resolution on executive compensation

Votes for:	3,898,100
Votes against:	63,305
Votes abstained:	55,242

Additionally, there was a total of 4,668,172 broker non-votes for approval of the non-binding advisory resolution on executive compensation.

Item 5:	Approval of whether the advisory votes on executive compensation should occur every one, two or three years

Three years:	2,264,225
Two years:	72,686
One year:	1,672,209
Votes abstained:	7,587

Additionally, there was a total of 4,668,172 broker non-votes for approval of whether the advisory votes on executive compensation should occur every one, two or three years.

There were no other matters presented for action at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

Date: August 22, 2011	By:	/s/ Eric Langan
Eric Langan
President and Chief Executive Officer